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                                                                    EXHIBIT 99.3


                                     AVIRON
                            STOCK OPTION GRANT NOTICE
                     1999 NON-OFFICER EQUITY INCENTIVE PLAN

Aviron (the "Company"), pursuant to its 1999 Non-Officer Equity Incentive Plan (the "Plan"), hereby grants to Optionholder an option to purchase the number of shares of the Company's Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:                         ____________________________________
Date of Grant:                        ____________________________________
Vesting Commencement Date:            ____________________________________
Number of Shares Subject to Option:   ____________________________________
Exercise Price (Per Share):           ____________________________________
Total Exercise Price:                 ____________________________________
Expiration Date:                      ____________________________________

TYPE OF GRANT:     Nonstatutory Stock Option

EXERCISE SCHEDULE: [ ] Same as Vesting Schedule   [ ] Early Exercise Permitted

VESTING SCHEDULE:  1/4th of the shares vest one year after the Vesting
                   Commencement Date.
                   1/48th of the shares vest monthly thereafter over the next three years.

PAYMENT: By one or a combination of the following items (described in the Stock Option Agreement):

                          By cash or check
                          Pursuant to a Regulation T Program
                          By delivery of already-owned
                          By deferred payment

ADDITIONAL TERMS/ACKNOWLEDGEMENTS: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, and (ii) the following agreements only:

        OTHER AGREEMENTS:         ______________________________________________
                                  ______________________________________________

AVIRON                                 OPTIONHOLDER:

By:_______________________________     _________________________________________
              Signature                                Signature

Title:____________________________     Date:____________________________________

Date:_____________________________

ATTACHMENTS: Stock Option Agreement, 1999 Non-Officer Equity Incentive Plan and Notice of Exercise


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                                  ATTACHMENT I

                             STOCK OPTION AGREEMENT


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                                  ATTACHMENT II

                     1999 NON-OFFICER EQUITY INCENTIVE PLAN


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                                 ATTACHMENT III

                               NOTICE OF EXERCISE